EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of J.Crew Group, Inc., J.Crew Intermediate LLC and J.Crew Operating Corp. (collectively, the “Company”) on Form 10-Q for the period ended October 30, 2004 (the “Report”), Millard S. Drexler and Amanda J. Bokman, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.                   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2004

/s/ Millard S. Drexler
Millard S. Drexler Chief Executive Officer

/s/ Amanda J. Bokman
Amanda J. Bokman Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report of as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.